Exhibit 99.2

Chase Bank USA, N.A.

Monthly Certificateholder’s Statement

Chase Credit Card Master Trust

Series 2002-3

Section 5.2 - Supplement				Distribution Date:	06/15/2009
				Period Type:	Accumulation

(i)	Monthly Principal Distributed		240,000,000.00		240,000,000.00

(ii)	Monthly Interest Distributed

	Class A Note Interest Requirement		0.00
	Class B Note Interest Requirement		71,825.19
	Net Class C Note Interest Requirement		151,118.22		222,943.41

(iii)	Collections of Principal Receivables				233,937,372.90

(iv)	Collections of Finance Charge Receivables				11,026,426.11

(v)	Aggregate Amount of Principal Receivables				8,925,318,337.50
	Investor Interest				1,500,000,000.00
	Adjusted Interest				870,000,000.00
	Floating Investor Percentage				9.75%
	Fixed Investor Percentage				16.81%

(vi)	Receivables Delinquent (As % of Total Receivables)
	Current to 29 days				95.03%
	30 to 59 days				1.17%
	60 to 89 days				1.09%
	90 or more days				2.71%

	Total Receivables				100.00%

(vii)	Investor Default Amount				7,001,757.12

(viii)	Investor Charge-Offs				0.00

(ix)	Reimbursed Investor Charge-Offs				0.00

(x)	Net Investor Servicing Fee				100,000.00

(xi)	Portfolio Yield (Net of Defaulted Receivables)				19.10%

(xii)	Reallocated Principal Collections				0.00

(xiii)	Accumulation Shortfall				0.00

(xiv)	Principal Funding Investment Proceeds				0.00

(xv)	Principal Funding Investment Shortfall				0.00

(xvi)	Available Investor Finance Charge Collections				10,829,004.50

(xvii)	Note Rate	Class A	0.51438%
		Class B	0.79438%
		Class C	1.37438%
(xviii)	Spread Account				0.00

By:	/s/ PATRICIA M. GARVEY
Name:	Patricia M. Garvey
Title:	Vice President

Chase Bank USA, N.A.

Monthly Certificateholder’s Statement

Chase Credit Card Master Trust

Series 2003-4

Section 5.2 - Supplement				Distribution Date:	06/15/2009
				Period Type:	Revolving

(i)	Monthly Principal Distributed		0.00		0.00

(ii)	Monthly Interest Distributed

	Class A Note Interest Requirement		306,458.61
	Class B Note Interest Requirement		43,455.79
	Net Class C Note Interest Requirement		84,233.78		434,148.18

(iii)	Collections of Principal Receivables				113,069,730.23

(iv)	Collections of Finance Charge Receivables				9,188,688.43

(v)	Aggregate Amount of Principal Receivables				8,925,318,337.50
	Investor Interest				725,000,000.00
	Adjusted Interest				725,000,000.00
	Floating Investor Percentage				8.12%
	Fixed Investor Percentage				8.12%

(vi)	Receivables Delinquent (As % of Total Receivables)
	Current to 29 days				95.03%
	30 to 59 days				1.17%
	60 to 89 days				1.09%
	90 or more days				2.71%

	Total Receivables				100.00%

(vii)	Investor Default Amount				5,834,797.60

(viii)	Investor Charge-Offs				0.00

(ix)	Reimbursed Investor Charge-Offs				0.00

(x)	Net Investor Servicing Fee				302,083.33

(xi)	Portfolio Yield (Net of Defaulted Receivables)				5.27%

(xii)	Reallocated Principal Collections				0.00

(xiii)	Accumulation Shortfall				0.00

(xiv)	Principal Funding Investment Proceeds				0.00

(xv)	Principal Funding Investment Shortfall				0.00

(xvi)	Available Investor Finance Charge Collections				8,584,521.76

(xvii)	Note Rate	Class A	0.58438%
		Class B	0.99438%
		Class C	1.59438%
(xviii)	Spread Account				13,566,297.98

By:	/s/ PATRICIA M. GARVEY
Name:	Patricia M. Garvey
Title:	Vice President